PRES14C

                                 SCHEDULE 14C

                Information Statement Pursuant to Section 14(c)
                    of the Securities Exchange Act of 1934

                              (Amend. No.       )

      Check the appropriate box:

[X]   Preliminary Information Statement
[ ]   Confidential, for Use of the Commission Only as permitted by Rule
      14c-5(d)(2)
[ ]   Definitive Information Statement

                         WHITNEY AMERICAN CORPORATION
                 (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rule O-11(c)(1)(ii), or 14c-5(g).

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and O-11.

     1) Title of each class of securities to which transaction applies:__________________________________________

     2) Aggregate number of securities to which transaction applies:__________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         __________________________

     4)  Proposed maximum aggregate value of transaction:
         $________________

     5)  Total fee paid: $_______________

[ ]  Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: $_____________________________

     2)  Form, Schedule or Registration Statement No.:_____________________

     3)  Filing Party:_______________________________________


     4)  Date Filed:_________________


                         WHITNEY AMERICAN CORPORATION

                              8150 Leesburg Pike
                                  Suite 1200
                            Vienna, Virginia 22182


                              -------------------
                  NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                              -------------------


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


     You are cordially invited to attend a Special Meeting of Shareholders of WHITNEY AMERICAN CORPORATION (the "Company") to be held on January 20, 2000 at 2:00 o'clock p.m. at the above address (the "Special Meeting"), for the following purposes:

     1. To consider and vote upon a proposal to unwind and rescind the Company's acquisition of Kemron Environmental Services, Inc., a New York corporation ("Kemron"), which is the Company's only subsidiary and only asset of consequence, to transfer ownership of Kemron back to its former shareholders and to cancel the 3,500,000 shares of common stock originally issued by the Company to acquire Kemron.

     2. To consider and vote upon the election of Stephen M. Siedow, former officer and director of the Company, as the sole director and officer of the Company following the unwinding of the Kemron acquisition and resignation of the Company's current directors.

     3. To transact such other business as may properly come before the Special Meeting and any and all adjournments thereof.

     Only shareholders of record at the close of business on November 30, 1999, are entitled to receive notice of and to vote at the Special Meeting. Proxies are not being solicited, and you must attend the Special Meeting in order to vote upon the above matters.

     We hope that you will be able to attend the Special Meeting.


                                    By Order of the Board of Directors


                                    /s/ John S. Heishman
                                    --------------------
                                    John S. Heishman
                                    Secretary

December 28, 1999



                         WHITNEY AMERICAN CORPORATION
                               8150 Leesburg Pike

                                  Suite 1200
                            Vienna, Virginia 22182


                   I N F O R M A T I O N   S T A T E M E N T


     This Information Statement is being furnished for use in connection with the Special Meeting of Shareholders ("Special Meeting") of WHITNEY AMERICAN CORPORATION, a Delaware corporation (the "Company"), to be held on January 20, 2000, at 2:00 o'clock p.m. at the above address, and any and all postponements and adjournments thereof.

     The Board of Directors has fixed the close of business on November 30, 1999 (the "Record Date") for determining shareholders entitled to receive notice of and to vote at the Special Meeting. As of the Record Date, the Company had 4,217,020 shares of common stock, $.00001 par value ("Common Stock" or "Common Shares") outstanding. A majority in interest of the common shareholders on the Record Date must be present at the Special Meeting in order to constitute a quorum. Each share of Common Stock will carry one vote on the proposals described below, as well as on any other matters which may properly come before the Special Meeting. The affirmative vote of a majority of the shares entitled to vote is necessary to approve each of the proposals included in this Information Statement.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Shareholders must attend the Special Meeting in person in order to vote on the proposals herein contained. It is anticipated that this Information Statement will be mailed to shareholders on or about December 28, 1999.

                             AVAILABLE INFORMATION

     The Company is subject to the informational and reporting requirements of
Section 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance with those requirements files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports and other information filed with the SEC are available for inspection and copying at the Public Reference Branch of the SEC, located at Room 1024, 450 Fifth Street N.W., Washington, DC 20549, at prescribed rates. They may also be viewed electronically on the Internet at http://www.sec.gov/cgi-bin/srch-edgar and downloaded or printed from that website.

                            PRINCIPAL SHAREHOLDERS

     This information is incorporated by reference to Item 11 of the annual report on Form 10-KSB of the Company for the fiscal year ended May 31, 1999.

                           DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company consists of 50,000,000 shares of Class A Common Stock, $.00001 par value per share, and 5,000,000 shares of Preferred Stock, $.00001 par value.


Common Stock

     On November 30, 1999, there were 4,217,020 shares of Common Stock outstanding. The holders of Common Stock are entitled to one vote for each share held. The Company's Articles of Incorporation provide that the affirmative vote of a majority of the Common Shares is sufficient to effect any corporate action upon which shareholders may or must vote. Common Shares do not carry cumulative voting rights, thus holders of more than 50% of the Common Stock have the power to elect all directors and, as a practical matter, to control the Company. Holders of Common Stock are not entitled to preemptive rights, and the Class A Common Stock is not subject to redemption.


     The Company's bylaws currently provide for a board of four directors, all of whom are elected at each annual meeting of shareholders. Each Director holds office until the next annual meeting of shareholders and thereafter until his successor has been elected and qualified. Holders of Common Stock are entitled to receive, pro rata, dividends if, when and as declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in the Company's assets legally available for distribution to its shareholders after payment of liquidation preference and outstanding redemption rights (if any) on any Preferred Stock outstanding and are not subject to further calls or assessments.

Preferred Stock

     There are no shares of Preferred Stock outstanding, and there are no plans to issue any shares of Preferred Stock. The Board of Directors has the authority to issue Preferred Stock in one or more series and to fix the voting powers, conversion rights, other special rights and qualifications, limitations and restrictions of each series, without any further vote or action by the shareholders. It is not possible to state the actual effect of the authorization of any Preferred Stock upon the rights of holders of the Common Stock, until the Board of Directors determines the specific rights of the holders of the Preferred Stock. However, the Preferred Stock may have adverse effects upon the holders of the Common Stock, including (i) restrictions on dividends on the Common Stock if dividends on the Preferred Stock have not been paid, (ii) dilution of the voting power of the Common Stock to the extent that the Preferred Stock has voting rights, (iii) dilution of the equity interest of the Common Stock to the extent that the Preferred Stock is converted into Common Stock, or (iv) the Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted the holders of the Preferred Stock. The Company does not currently anticipate that it will issue Preferred Stock in connection with any business combination, but issuance for this purpose is a possibility. The Company has not authorized such number of Preferred Shares for anti-takeover or similar purposes.

                      INFORMATION CONCERNING THE COMPANY

     This information is incorporated by reference to Item 1 of the annual report on Form 10-KSB of the Company for the fiscal year ended May 31, 1999.

                                  MANAGEMENT

Identification of Directors and Executive Officers

     Directors are elected for one-year terms or until the next annual meeting of shareholders and until their successors are duly elected and qualified. Officers hold office at the pleasure of the Board of Directors. The table below sets forth the name, age, position and tenure of each director and executive officer. Mr. Heishman, as secretary, is not considered an "executive" officer. All Directors have served since March 1998.

                           Year
                           First
      Name                Elected        Position Held and Tenure
-----------------         -------        -------------------------

Juan J. Gutierrez         1998           DIRECTOR, Chairman, Chief Executive
                                         Officer, President

    John M. Dwyer           1998  DIRECTOR, Vice President

    Dave Vandenberg         1998  DIRECTOR, Vice President

    John S. Heishman        1998  DIRECTOR, Secretary, Treasurer


Biographical Information

     The following is a brief account of the business experience during at least the past five years of each director and executive officer, including the principal occupation and employment during that period.

     JUAN J. GUTIERREZ, 57, is Chairman and CEO of the Company. He has been Chairman and CEO of Kemron Environmental Services, Inc. since 1983, when he purchased Kemron. He is also Chairman and CEO of InterAmerica Technologies, Inc., a software development and systems integration company which he founded in 1971. Both companies have enjoyed rankings on the list of the 500 largest Hispanic-owned businesses compiled by Hispanic Business magazine. Mr. Gutierrez has received numerous achievements and community awards, including being selected by the U.S. Hispanic Chamber of Commerce as the 1984 Hispanic Businessman of the Year, and receiving the 1994 Small Business Administration's Lifetime Minority Business Achievement Award. He is a graduate of Pan American University at Edinberg, Texas.

     JOHN M. DWYER, 39, is a Director of the Company and a Vice President of Kemron. Mr. Dwyer is responsible for the management and administration of Kemron's Consulting and Engineering Division, including profit and loss performance, as well as Kemron's marketing and business development. He has been with Kemron for over 19 years and brings a wealth of experience and expertise in the development, design, and execution of small and large scale environmental programs involving hazardous waste, site investigations, remedial construction, environmental assessments and permitting assistance services, as well as leaking underground storage tanks. Mr. Dwyer holds an A.S. degree in computer and electrical technology from the Southern Institute of Technology.

     DAVID VANDENBERG, 43, is a Director of the Company, and a Vice President of Kemron. He is a 1979 graduate of the University of Wisconsin with degrees in Chemistry and Business. With 20 years of experience in the environmental field, through the changes in legislation, market conditions and growth of the environmental service industry. He has managed the growth of a 3 person environmental laboratory to a staff of over 80 professionals, and today Kemron's Ohio Valley Laboratory is one of the nation's largest, most respected environmental laboratories. Mr. Vandenberg is responsible for the laboratory's sales and marketing strategies, operation oversight and profit and loss performance.

     JOHN S. HEISHMAN, 34, is the Secretary/Treasurer and a Director of the Company, and is responsible for Finance and Contract Administration for the Company. He has over 12 years of finance and accounting experience in both commercial and federal contracting. Mr. Heishman joined Kemron's management team in 1996 and has brought vast experience in forecasting/budgeting, cash management, financial analysis, corporate and operational accounting. Prior to joining Kemron, Mr. Heishman worked for Computer Sciences Corporation and in public accounting with Ernst & Young. He holds a BBA in accounting from James Madison University, and is a Certified Public Accountant in Virginia.


               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     This information is incorporated by reference to Item 10 of the annual report on Form 10-KSB of the Company for the fiscal year ended May 31, 1999.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     This information is incorporated by reference to Item 7 of the annual report on Form 10-KSB of the Company for the fiscal year ended May 31, 1999.



                      TRADING MARKET AND RELATED MATTERS

Market Information

     The Company's outstanding common shares were for the most part traded in small volumes during the fiscal year ended May 31, 1999, with trades in the last two quarters ranging in price from $.06 to $.10 per share. Price and trading volume have not increased since that date. The Company's common stock is quoted in the over-the-counter market under the symbol "WHAM" on the OTC Bulletin Board. Although some trading activity has occurred over the past reporting year, there is no assurance that an active market ever will arise in the Company's shares.

                        FISCAL 1999
                        HIGH   LOW

     First Quarter      5.75   0.62
     Second Quarter     1.03   0.07
     Third Quarter      0.10   0.06
     Fourth Quarter     0.07   0.07

Holders

     The Company's common stock is held of record by approximately 180 persons, which does not include shares held in nominee or "street" name.

Dividends

     The Company does not expect to pay cash dividends on its capital stock in the foreseeable future. Payment of dividends in the future will depend on the Company's earnings and its cash requirements at that time.

                 CERTAIN RELATIONSHIPS AND RELATED INFORMATION

     This information is incorporated by reference to Item 12 of the annual report on Form 10-KSB of the Company for the fiscal year ended May 31, 1999. Former officer and director Stephen M. Siedow and former counsel to the Company John D. Brasher Jr. collectively are owed approximately $105,000 by the Company for services rendered and funds advanced to or expended on behalf of the Company.

                                Proposal No. 1
                   PROPOSAL TO UNWIND ACQUISITION OF KEMRON

     The first question to be presented for shareholder approval is a proposal to unwind the Company's March 1998 acquisition of Kemron Environmental Services, Inc., a New York corporation ("Kemron"), which is the Company's sole subsidiary and sole asset, and transfer ownership of Kemron back to its original owners. The Company entered into and consummated the following Stock Exchange Agreements (collectively, the "Exchange Agreements") dated March 6, 1998, among the Company and:

     Kemron Environmental Services, Inc., a New York corporation ("Kemron"), and its shareholders ("Kemron Exchange Agreement"), pursuant to which 3,500,000 shares of the Company (the "Kemron Exchange Shares") were issued to the Kemron shareholders (the "Kemron Holders") in order to acquire Kemron, which acquisition is referred to below as the "Kemron Exchange";

     Coastline International, Inc., a Delaware corporation ("Coastline"), and its shareholders ("Coastline Exchange Agreement"), pursuant to which 1,750,000 shares of the Company were issued to the Coastline shareholders in order to acquire Coastline;

     New Horizons, Inc., a Delaware corporation ("New Horizons"), and its shareholders ("New Horizons Exchange Agreement"), pursuant to which 1,750,000 shares of the Company were issued to the New Horizons shareholders in order to acquire New Horizons; and

     Exeter Group, Inc., a Florida corporation ("Exeter"), and its shareholders ("Exeter Exchange Agreement"), pursuant to which 1,000,000 shares of the Company were issued to the Exeter shareholders in order to acquire Exeter.

     These transactions are sometimes collectively referred to below in this report as the "Exchange." Of the four companies acquired, only Kemron had significant assets and revenues. In connection with the Exchange, the Company underwent a change of control. Subsequent to the Exchange, the Exeter, Coastline and New Horizons Exchange Agreements all have been cancelled, and 4,309,027 (all but 190,973) of the 4,500,000 common shares of the Company issued to acquire those three companies have been cancelled and returned to treasury.

Unwinding and Stock Exchange Agreement

     The Company, Kemron and the Kemron Holders have entered into an Unwinding and Stock Exchange Agreement dated November 29, 1999 (the "Unwinding Agreement"), which provides for the unwinding and rescission of the Kemron Exchange, and the transfer of ownership of Kemron back to the Kemron Holders. The Unwinding Agreement will be consummated as soon as possible after it is approved by the Company's shareholders at a special meeting called for that purpose. Effective upon the consummation of the Unwinding Agreement, the Kemron Exchange Agreement will be cancelled and the following things will be done and occur:

(1) The 3,500,000 Kemron Exchange Shares will be surrendered by the Kemron Holders to the Company for cancellation and returned to the status of authorized but unissued shares;

(2) Ownership of the 315 shares of Kemron common stock will be returned to the Kemron Holders;

(3) The Company will issue to Kemron 100,000 shares of its common stock in settlement of certain sums expended by Kemron to date on the Company's behalf;

(4)       Kemron will deliver a general release of the Company;

(5)       The Company will deliver a general release of Kemron;

(6) Kemron will deliver to the Company a written release of all liability to Peoples Bank under a guarantee of the loan to the Gutierrez Properties Limited Partnership;

(7) The originals of the stock options granted by the Company to Juan J. Gutierrez, John Dwyer and David Vandenberg will be cancelled;

(8) Juan J. Gutierrez, John S. Heishman, John M. Dwyer and David Vandenberg will resign as officers and directors of the Company; and


(9) The number of members of the Company's board of directors will be reduced from four to one, and Stephen M. Siedow will become the sole director of the Company;

     The Unwinding Agreement will constitute an unwinding and rescission of the Exchange Agreement, not a repurchase of the Kemron Exchange Shares by the Company. The unwinding of the Kemron Exchange and the issuance of the 100,000 settlement shares to Kemron will reduce the number of outstanding common shares of the Company from the current 4,217,020 shares to 817,020 shares.


     Following the unwinding of the Kemron Exchange, the Company will have no revenues or significant assets, nor will the Company have any debts other than the $105,000 owed to Stephen M. Siedow, a former officer and director of the Company, and John D. Brasher Jr., former Company counsel, in both cases for services rendered or for funds advanced to or for expenses incurred on behalf of the Company. The Company will then not have any business other than attempting to acquire another operating company with assets and revenues.


Status of Settlement Shares

     The 100,000 settlement shares to be issued at closing to Kemron have not been and will not be registered under the Securities Act of 1933 (the "Act") in reliance upon exemptions from registration provided by Section 4(2) of the Act and under the securities laws of the State of Virginia or any rules or regulations promulgated thereunder, on the grounds that the offer, sale and issuance of the settlement shares is a transaction not involving any public offering. The settlement shares will be restricted securities as that term is defined in Rule 144 (a) of the General Rules and Regulations under the Act and must be held indefinitely, unless they are subsequently registered under the Act or an exemption from such registration requirements is available for their resale. Every certificate evidencing the settlement shares will, unless and until removed in accordance with law, bear a customary form of investment legend which restricts transfer of the shares except pursuant to registration under the Act or pursuant to an available exemption from the Act's registration requirements.


Shareholder Approval Required

     Because Kemron amounts to all or substantially all of the assets of the Company, the unwinding of the Kemron Exchange may constitute a "bulk sale" under
Section 271 of the Delaware General Corporation Law, which requires the prior approval of the holders of a majority of the Company's shares entitled to vote. This shareholder approval is being sought at the Special Meeting. The Kemron Holders, who in the aggregate hold 3,500,000 of the 4,217,020 common shares of the Company issued and outstanding and who have signed the Unwinding Agreement, are expected to vote in favor of the Unwinding Agreement, which would of course assure its approval.



Indemnity Obligations

     In the Unwinding Agreement, Kemron and the Kemron Holders each agree to defend, indemnify and hold the Company harmless from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorneys' fees, penalties and interest) arising from or incurred as a result of (i) any false statement, representation or warranty made by Kemron or the Kemron Holders in the Unwinding Agreement, or (ii) the breach of any agreement or covenant made by Kemron or a Kemron Holder in the Unwinding Agreement, or (iii) the Peoples Bank loan to Gutierrez Properties Limited Partnership, which was guaranteed by the Company.

     Under the terms of the Unwinding Agreement, the Company agrees to defend, indemnify and hold Kemron and the Kemron Holders harmless from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attornies' fees, penalties and interest) arising from or incurred as a result of
(i) any false statement, representation or warranty made by the Company in the Unwinding Agreement, or (ii) the breach of any agreement or covenant made by the Company in the Unwinding Agreement; provided, that the Company shall have no liability to indemnify Kemron Holders InterAmerica Technologies, Inc., Juan J. Gutierrez, John Dwyer and David Vandenberg for any alleged false statement, representation or warranty that such person knew or reasonably should have known was false at the time of consummation of the Unwinding Agreement, or for the breach of any covenant or agreement by the Company in the Unwinding Agreement that such person knew or reasonably should have known could not be performed by the Company at the time of consummation of the Unwinding Agreement.


Reasons for the Unwinding

     Kemron and the Kemron Holders entered into the Exhange for the purpose of becoming publicly held, in the expectation that being public would make it easier to raise funds and perhaps make it possible to acquire other companies and grow assets and revenues through such further acquisitions. However, these supposed advantages of being public have turned out to be illusory, and the Kemron Holders no longer desire for Kemron to be part of a public company.

     In light of the low price of the Company's shares and lack of trading volume, which make the raising of capital perhaps even more difficult than it would be for a private company, there is no real advantage --certainly, there is no obvious advantage -- for the Company to continue owning Kemron. The low price of the Company's shares have made it very difficult to raise capital and have made it impossible to grow the Company by using its shares to make acquisitions. More to the point, when the Company acquired Kemron, it also acquired the other companies in the Exchange. Kemron provided assets and a revenue base that added ballast to the Company, while the business plans of Coastline and New Horizons were believed to add excitement and a substantial potential for growth and profitability that exceeded the potential of Kemron. Now that Exeter, Coastline and New Horizons have been disposed of, the Company believes that Kemron by itself does not really merit being the centerpiece of a public company. The considerable expenses of filing quarterly and annual reports and of auditing Kemron's financial statements make the Company's ownership of Kemron even less desirable.

     By disposing of Kemron as called for in the Unwinding Agreement, the Company will again become a clean public shell and have the possibility of acquiring another company.

Business of the Company after the Unwinding

     Following the unwinding, the Company intends to acquire or enter into a business combination with one or more as-yet-unidentified privately held businesses. Management believes that the Company will be attractive to a privately held company interested in becoming publicly traded by means of a business combination with the Company, without offering its own securities to the public. The Company intends to pursue negotiations with qualified candidates after consummation of the unwinding.

     The term "business combination" (or "combination") means the result of (i) a statutory merger or consolidation involving the Company and a privately held business, (ii) the exchange of securities of the Company for the assets or outstanding equity securities of a privately held business, (iii) the merger or consolidation of a privately held business into or with a wholly owned subsidiary of the Company formed for that purpose, (iv) the sale of securities of the Company for cash or other value to a business entity or individual, and similar transactions.

     The Company will not be restricted in its search for business combination candidates to any particular geographical area, industry or industry segment, and may enter into a combination with a private business engaged in any line of business, including service, finance, mining, manufacturing, real estate, oil and gas, distribution, transportation, medical, communications, high technology, biotechnology or any other. Management's discretion is, as a practical matter, unlimited in the selection of a combination candidate. The Company's search generally will be directed toward small to medium-sized companies.

     Management of the Company will seek combination candidates in the United States and other countries, as available time permits, through existing associations and by word of mouth. The Company also may employ the services of business brokers or other intermediaries. The Company has not entered into any agreement or understanding of any kind with any person regarding a business combination. There can be no assurance that the Company will be successful in locating a suitable combination candidate or in concluding a business combination on acceptable terms.

     THE BOARD OF DIRECTORS MAKES NO RECOMMENDATIONS AS TO THIS PROPOSAL. The affirmative vote of a majority of the shares entitled to vote will be required to approve this proposal.

                               Proposal Number 2
             PROPOSAL TO ELECT STEPHEN M. SIEDOW AS SOLE DIRECTOR

     The Unwinding Agreement requires at consummation the resignations of current Company officers and directors Juan J. Gutierrez, John S. Heishman, John
M. Dwyer and David Vandenberg, the reduction of the Board of Directors from four members to one member, and the election of Mr. Stephen M. Siedow as the sole director of the Company.

     Messrs. Gutierrez, Heishman, Dwyer and Vandenberg are long-standing directors and officers of Kemron who became officers and directors of the Company at the time of the Exchange. They do not wish to continue as officers and directors of the Company following the unwinding and disposition of Kemron. Mr. Siedow was the president and sole director of the Company at the time of the Exchange and resigned upon completion of the Exchange.

     The Company's bylaws currently provide for a board of four directors, but if this proposal is approved by the shareholders, the board will consist of only one director, Mr. Siedow. All directors are elected for one-year terms at the annual meeting of shareholders. Directors are elected by plurality vote, meaning that (should more than one nominee vie for the same seat on the Board) the nominee who receives the most votes will be elected for the term nominated, even if he receives less than a majority of the votes cast.

     Mr. Siedow has agreed to serve as sole director if this proposal is approved. There is no arrangement between Mr. Siedow and any other person or persons, pursuant to which another person is to be selected as a director of the Company. Mr. Siedow has not been involved in any legal proceedings during the past five years which are material to an evaluation of his ability or integrity. There are no material proceedings adverse to the Company to which Mr. Siedow or any affiliate of his is a party, nor do Mr. Siedow or any affiliate of his have any material interest adverse to the Company.

Biography of Stephen M. Siedow

     Mr. Siedow, age 49, is president and sole shareholder of Stephen M. Siedow, P.C., a professional accounting firm providing auditing, management consulting, tax services and write-up services to corporations, partnerships and individuals since 1982. Mr. Siedow specializes in public and SEC accounting and has experience in industries including mining (gold and coal), oil and gas, construction, and mergers/acquisitions/liquidations. Prior to that, he was with the audit department of Ernst & Young, Certified Public Accountants in Denver, Colorado, for eight years. Mr. Siedow is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. Mr. Siedow also is a director, executive officer and significant shareholder of the following companies, which are blank check companies:

     .    EQUICAP, INC., a California corporation.
     .    GALLAGHER RESEARCH CORPORATION, a Nevada corporation.
     .    MNS EAGLE EQUITY GROUP, INC., a Nevada corporation.
     .    MNS EAGLE EQUITY GROUP I, INC., a Nevada corporation.
     .    MNS EAGLE EQUITY GROUP II, INC., a Nevada corporation.
     .    MNS EAGLE EQUITY GROUP III, INC., a Nevada corporation.

     .    MNS EAGLE EQUITY GROUP IV, INC., a Nevada corporation.


     THE BOARD OF DIRECTORS MAKES NO RECOMMENDATIONS AS TO THIS PROPOSAL. The affirmative vote of a majority of the shares entitled to vote will be required to approve this proposal.

                              FURTHER INFORMATION

     A copy of the Unwinding Agreement is being mailed with this Information Statement. No annual report is being mailed with this Information Statement, because the meeting being held is a Special Meeting and is not in lieu of an annual meeting.

     Upon request and payment of a fee of $10.00 to cover the Company's mailing and handling expenses, the Company will furnish any person who was a shareholder of the Company as of the Record Date a copy of the Company's annual report on Form 10-KSB for the fiscal year ended May 31, 1999, with attached exhibits. Any such written request may be addressed to the Secretary at the above address. The written request must contain a good faith representation that, as of the Record Date, the person making the request was the beneficial owner of Common Stock of the Company.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Special Meeting. Management expects the Kemron Holders, all of whom have signed the Unwinding Agreement, to vote to approve the Unwinding Agreement and disposition of Kemron. They hold as a group 3,500,000 shares out of 4,217,020 common shares issued and outstanding, and an affirmative vote by them would assure passage of the proposals.

                              By Order of the Board of Directors

                              /s/ Juan J. Gutierrez
                              ---------------------
                              Juan J. Gutierrez
                              Chairman of the Board

December 28, 1999

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